Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into this 19th day of March 2014 (the “Effective Date”) by and among 1st Century Bancshares, Inc., a Delaware corporation (“Bancshares”), and Alan Rothenberg (“Executive”), on the other hand, with respect to that certain Employment Agreement, dated November 4, 2011, by and between Bancshares and Executive (the “Agreement”).

The following shall amend the Agreement currently in effect as set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

WHEREAS, Bancshares has employed Executive as Chairman of the Board of Directors (the “Board”) and Chief Executive Officer of Bancshares pursuant to the Agreement;

WHEREAS, the Board and Executive have determined that it is advisable and appropriate to amend the Agreement to extend the Initial Term for three (3) additional years; and

WHEREAS, Section 25 of the Agreement provides that the Agreement may be amended or supplemented only by a written instrument executed by Executive and Bancshares.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound, the parties agree as follows:

1.	Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.         Term.  Bancshares will employ Executive, and Executive will serve Bancshares, under the terms of this Agreement for an initial term that shall conclude on November 4, 2017 (the "Initial Term").  At the end of the Initial Term, the term shall be automatically extended without further action of the parties for additional one year periods (each an “Extended Term”) unless, sixty (60) days before the expiration of the Initial Term, or any Extended Term, a party provides notice in writing to the other party that the term shall not be further extended.  As used herein, “Term” shall include the Initial Term and any Extended Term, but the Term of Employment shall end upon any termination of Executive’s employment with Bancshares as herein provided.  The period of time between the Effective Date and the termination of Executive's employment hereunder shall be referred to herein as the "Employment Period."”

2.

Bancshares represents and warrants to Executive and Executive represents and warrants to Bancshares that (i) it has the power and authority to execute and deliver this Amendment; and (ii) the execution, delivery and performance by such party of this Amendment has been duly and validly authorized by all necessary action on the part of such party, and no other proceedings other than those previously taken or conducted on the part of such party are necessary to approve and authorize this Amendment.

3.	Except as modified by this Amendment, all other provisions, terms and conditions of the Agreement shall remain in full force and effect.

4.

This Amendment, along with the Agreement, contain all of the terms and conditions agreed upon by the parties hereto regarding the subject matter of this Amendment and the Agreement. Any prior or contemporaneous agreements, promises, negotiations or representations, either oral or written, relating to the subject matter of this Amendment and/or the Agreement not expressly set forth in this Amendment and/or the Agreement are of no force or effect.

5.

Any waiver, alteration, modification or amendment of any of the terms of this Amendment shall be valid only if made in writing and signed by the parties hereto. Each party hereto, from time to time, may waive his or its rights hereunder without affecting a waiver with respect to any subsequent occurrence or transaction.

6.	This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed entirely within such State.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of March 19, 2014.

1ST CENTURY BANCSHARES, INC.

By:	/s/ Eric M. George

Name:	Eric George

Title:	Chairman Board Compensation Committee

EXECUTIVE

/s/ Alan I. Rothenberg

Alan Rothenberg